UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 9, 2006

                        ASPEN INSURANCE HOLDINGS LIMITED
             (Exact name of registrant as specified in its charter)

           Bermuda                      001-31909             Not Applicable
(State or other jurisdiction           (Commission           (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)

                            Maxwell Roberts Building
                                 1 Church Street
                                 Hamilton HM 11
                                     Bermuda
                    (Address of principal executive offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (441) 295-8201

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

          In connection with its announcement on November 8, 2006 of the commencement of a public offering of $200 million of a new series of its perpetual non-cumulative preference shares, Aspen Insurance Holdings Limited (the "Company") advises that the amount disclosed in its Annual Report on Form 10-K for the year ended December 31, 2005 in respect of the maximum amount of distributions that the Company's insurance subsidiaries, Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen Specialty Insurance Company, could have paid to the Company under applicable laws and regulations without prior regulatory approval should have been approximately $86.5 million and was overstated by approximately $64.6 million. The Company further advises that such amount as at September 30, 2006 was approximately $205.0 million.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ASPEN INSURANCE HOLDINGS LIMITED
                                                      (Registrant)

Dated:   November 9, 2006                   By: /s/ Julian Cusack
                                               ---------------------------------
                                               Name:   Julian Cusack
                                               Title:  Chief Financial Officer